EXHIBIT 10.55

                           RESTRICTED SHARE AGREEMENT


      THIS RESTRICTED SHARE AGREEMENT is made and entered into as of the Date of Award specified herein, by and between RAILTEX, INC., a Texas corporation (the "Company"), and ______________________ (the "Grantee").

                                   WITNESSETH

      WHEREAS, the Company maintains the 1993 Stock Plan, as amended (the "Plan"), under which the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") may, among other things, grant awards of restricted shares in the form of shares of the Company's Common Stock, $.10 par value per share ("Common Stock"), subject to such terms, conditions and restrictions as the Compensation Committee may deem appropriate; and

      WHEREAS, pursuant to the Plan, the Compensation Committee has granted an award of restricted shares conditioned upon the execution by the Company and the Grantee of a Restricted Share Agreement setting forth all the terms, conditions and restrictions relating to the restricted shares.

      NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

            1. AWARD OF RESTRICTED SHARES. Pursuant to the terms of the Plan, the Compensation Committee has granted to the Grantee a restricted share award as of ______, __, ____ (the "Date of Award"), covering _________ (________) shares of Common Stock (the "Restricted Shares"), subject to the terms, conditions and restrictions set forth in this Agreement.

            2. RESTRICTIONS. Until a Restricted Share vests, it may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner whatsoever.

            3. VESTING OF RESTRICTED SHARES. Subject to accelerated vesting in accordance with the provisions of Sections 4, 5 and 6 hereof and subject to forfeiture in accordance with the provisions of Section 6 hereof, _________ (_____) of the Restricted Shares shall vest on the first anniversary of the Date of Award, ________ (________) of the Restricted Shares shall vest on the second anniversary of the Date of Award, _______ (_______) of the Restricted Shares shall vest on the third anniversary of the Date of Award, _______ (______) of the Restricted Shares shall vest on the fourth anniversary of the Date of Award, and the remaining __________ (______) of the Restricted Shares shall vest on the fifth anniversary of the Date of Award.
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            4. ACCELERATION OF VESTING UPON DEATH, DISABILITY. If the employment of the Grantee shall terminate by reason of the Grantee's death or Disability (as hereinafter defined), all of the Restricted Shares granted hereunder and not previously vested hereunder shall vest in full upon such termination. For purposes of this Agreement, "Disability" shall have the same meaning as "permanent and total disability" set forth in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

            5. ACCELERATION OF VESTING UPON CHANGE OF CONTROL. Upon a Change of Control (as hereinafter defined), all Restricted Shares granted hereunder shall immediately vest in full. For purposes hereof, a "Change of Control" shall be deemed to have taken place upon the occurrence of any of the following events:

                  (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended)(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act of 1934, as amended) of 20% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors (the "Voting Stock") of the Company; provided, however, that for purposes of this Section 5, the following acquisitions of Voting Stock of the Company shall not constitute a Change of
            Control: (A) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined below), the consideration for which constitutes principally of property other than cash, (B) any acquisition by the Company of Voting Stock of the Company, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity in which the Company directly or indirectly owns 50% or more of the outstanding Voting Stock (a "Subsidiary"); or (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Organization, as defined below, that complies with clauses (A), (B) and (C) of Section 5(iii) below; or

                  (ii) individuals who, as of the date hereof, constitute the
            Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; or

                  (iii) consummation of a reorganization, merger or
            consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than two-thirds of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

            (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of
            Section 5(iii) above.

      6. FORFEITURE OF RESTRICTED SHARES; LAPSE OF RESTRICTIONS. All restrictions pertaining to the Restricted Shares will lapse, and all Restricted Shares granted hereunder shall immediately vest in full, upon any of the following circumstances: (i) upon the death or Disability of the Grantee in accordance with the terms and conditions of Section 4 of this Agreement, or (ii) upon a Change of Control in accordance with the terms and conditions of Section 5 of this Agreement. Except as set forth in the preceding sentence, in the event the Grantee shall cease to be an employee of the Company for any reason, or for no reason, the then unvested portion of the award of Restricted Shares shall be forfeited, the Grantee shall have no further rights under this Agreement and the Common Stock covered by the Restricted Shares shall revert to the Company.

      7. CHANGE IN COMMON STOCK OR CORPORATE STRUCTURE. In the event of any stock dividend, stock split, combination or exchange of shares of Common Stock, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the number of Restricted Shares subject to the award granted hereunder shall be equitably and appropriately adjusted, as determined by the Compensation Committee or the Company's Board of Directors in its discretion. Any such adjustment made by the Compensation Committee or the Company's Board of Directors shall be conclusive and binding upon the Grantee, the Company and all other interested persons.

      8. PAYMENT OF WITHHOLDING TAXES. If the Company becomes obligated to withhold an amount of any federal, state or local tax imposed as a result of the issuance of the Restricted Shares to the Grantee pursuant to this Agreement or the vesting of Restricted Shares hereunder, including without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the date upon which the Company becomes so obligated shall be referred to herein as the "Withholding Date"), then the Grantee shall pay such amount (the "Withholding Liability") to the Company on the Withholding Date in cash or by check payable to the Company. The Grantee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to the Grantee if the Grantee does not pay the Withholding Liability to the Company on the Withholding Date, and the Grantee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to the Grantee. The Grantee shall be entitled to elect to have the Company withhold from any vested Restricted Shares to be delivered to the Grantee a sufficient number of shares to satisfy the Withholding Liability.

      9. STOCK CERTIFICATES. Upon the vesting of any part of the Restricted Shares (and subject to payment by the Grantee of the Withholding Liability pursuant to Section 8 hereof), the Company shall cause a stock certificate covering the appropriate number of shares registered on the Company's books in the name of the Grantee to be delivered to the Grantee. All Restricted Shares which vest under this Agreement shall be fully paid and non-assessable.

      10. VOTING, DIVIDENDS. The Grantee shall have all of the rights as a stockholder (including the right to vote or receive dividends or distributions) with respect to any Restricted Shares unless and until such Restricted Shares are forfeited in accordance with the terms and provisions of this Agreement.

      11. EMPLOYMENT RIGHTS. Nothing in this Agreement shall be deemed to confer on the Grantee the right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of the Grantee at any time with or without cause.

      12. NONTRANSFERABILITY. The rights of the Grantee with respect to the Restricted Shares may not be assigned or transferred otherwise than by will or the laws of descent and distribution.

      13. IMPACT ON OTHER BENEFITS. The value of the Restricted Shares awarded hereunder (either on the Date of Award or at the time of vesting) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

      14. INTERPRETATION. This Agreement and the Restricted Shares awarded hereunder are subject to all of the terms and provisions of the Plan. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the Plan, the terms and provisions of the Plan shall govern. The Compensation Committee and/or the Company's Board of Directors shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of this Agreement and the Plan, and its decisions shall be binding and conclusive upon all interested parties.

      15. AMENDMENT. This Agreement shall be subject to the terms of the Plan, as amended, except that the award of Restricted Shares that is the subject of this Agreement may not in any way be restricted or limited by any Plan amendment or termination approved after the Date of Award without the Grantee's written consent.

      16. FORCE AND EFFECT. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

      17. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

      18. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

      19. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and shall not be modified or amended except by written instrument duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Date of Award stated above.

                                    RAILTEX, INC.



                                    By:_______________________________________
                                          Joseph P. Jahnke
                                          Vice President-Chief Financial
                                          Officer


                                     GRANTEE


                                     _________________________________________